UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2008 (March 6, 2008)

U.S. PHYSICAL THERAPY, INC.
(Exact name of registrant as specified in its charter)

Nevada	1-11151	76-0364866
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1300 West Sam Houston Parkway South, Suite 300, Houston, Texas	77042
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 297-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02   RESULTS OF OPERATIONS AND FINANCIAL RESULTS

On March 6, 2008, U.S. Physical Therapy, Inc. (the "Company") reported its results for the fourth quarter and year ended December 31, 2007. A copy of the press release is attached hereto as Exhibit 99.1.

The press release contains a certain non-GAAP financial measures as defined under Regulation G of the rules and regulations of the SEC. The non-GAAP financial measure contained in the press release includes a discussion of free cash flow from operations. Free cash flow from operations equals net cash provided by operating activities less cash used for capital expenditures. Management believes free cash flow from operations is an important indicator of its ability to fund operations, service debt and generate cash for acquisitions.

Item 7.01 Regulation FD Disclosure.

U. S. Physical Therapy, Inc. (the "Company") has updated its investor presentation. A copy of the investor presentation may be accessed on the Company’s website, www.usph.com.

The investor presentation contains certain non-GAAP financial measures as defined under Regulation G of the rules and regulations of the SEC. The non-GAAP financial measures contained in the presentation include a presentation of EBITDAEC. EBITDAEC equals net income before interest, taxes, amortization and depreciation and equity compensation expense. See the addendum included in the presentation for a reconciliation of net income to EBITDAEC. Management believes providing this non-GAAP financial information to investors is useful information for comparing the Company’s period-to-period results.

Pursuant to the rules of the Securities and Exchange Commission, the information contained in this report shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filings by the Company under such Act or the Securities Act of 1933, as amended.

Exhibits	Description of Exhibits

99.1	Registrant's press release dated March 6, 2008 announcing financial results for the fourth quarter and year ended December 31, 2007.*

*Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. PHYSICAL THERAPY, INC.

Dated:	March 6, 2008	By: /s/ LAWRANCE W. MCAFEE
Lawrance W. McAfee
Chief Financial Officer
(duly authorized officer and principal financial
and accounting officer)

INDEX TO EXHIBITS

EXHIBIT	DESCRIPTION OF EXHIBIT

99.1	Press Release dated March 6, 2008.*

* Furnished herewith